EXHIBIT 5.1

DENNIS BROVARONE
ATTORNEY AND COUNSELOR AT LAW
11249 W. 103RD DRIVE
WESTMINSTER, COLORADO 80021
Phone 303 466 4092 / Fax 303 466 4826


April 14, 1998

EcoTyre Technologies, Inc.
895 Waverly Avenue
Holtsville, New York 11742

Gentlemen:

     As counsel to EcoTyre Technologies, Inc., a Delaware corporation (the "Company"), in connection with Amendment No. 1 to the Registration Statement on Form S-3 of the Company, SEC file No. 333-37037 to be filed with the Securities and Exchange Commission on or about March 24, 1998 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of 2,541,219 shares of the Company's Common Stock, par value $.001 per share (the "Shares"), including 566,632 shares issuable upon the exercise of Common Stock Purchase Warrants.

     In this connection, I have reviewed: (i) the Restated Certificate of Incorporation and By-Laws of the Company, as currently in effect; (ii) the Registration Statement; (iii) certain resolutions adopted by the Board of Directors of the Company; and (iv) such other documents, records and other matters as I have deemed necessary or appropriate in order to give the opinions set forth herein. I am familiar with the actions of by the Company in connection with the sale and registration of the Shares. I have relied as to factual matters on information and documents furnished by the Company or its officers and upon such other documents and data that I have deemed appropriate. I have assumed the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

     I am a member of the Bar of the State of Colorado and the foregoing notwithstanding I have reviewed the General Corporation Law of the State of Delaware as it relates to the matters opined to herein.

     Based on such examination and review I am of the opinion that the Shares issued, or issuable upon exercise of Warrants, when sold in the manner set forth in the Registration Statement, have been and will be legally issued, fully paid and non-assessable.

     I also consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus that is a part of the Registration Statement.

Sincerely,


/s/ DENNIS BROVARONE
Dennis Brovarone